UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2019

VICI Properties Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 8th Floor

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Explanatory Note

This Current Report on Form 8-K is being filed in connection with the consummation on September 20, 2019 of the acquisition of the casino-entitled land and real estate and related assets of JACK Cincinnati Casino, located in Cincinnati, Ohio (“JACK Cincinnati”) by VICI Properties Inc., a Maryland corporation (the “Company”), through its wholly owned subsidiary, VICI Properties L.P. (the “Operating Partnership”) and the Operating Partnership’s wholly owned subsidiary, Cincinnati Propco LLC ( “Cincinnati Buyer”), following the acquisition on May 23, 2019 of the land and real estate assets of the Greektown Casino-Hotel, located in Detroit, Michigan (“Greektown” and, together with JACK Cincinnati, the “Properties”) by the Company through the Operating Partnership and a wholly owned subsidiary. While the acquisition of JACK Cincinnati and Greektown are each individually insignificant to the Company for purposes of the reporting requirements of Form 8-K, the Properties may be considered to be related properties and significant in the aggregate.

Completion of Purchases of JACK Cincinnati and Greektown

On September 20, 2019, the Company, through the Operating Partnership and Cincinnati Buyer, completed the transactions contemplated by (a) an Equity Purchase Agreement, dated as of April 5, 2019 by and among Jack Ohio Finance LLC, an affiliate of JACK Entertainment LLC (the “Cincinnati Seller”), and the Operating Partnership (the “JACK Cincinnati Equity Purchase Agreement”) and (b) a Transaction Agreement, dated as of April 5, 2019 by and among the Cincinnati Seller, Jack Ohio LLC, HR Cincinnati, LLC, the Operating Partnership and Seminole HR Holdings, LLC (the “JACK Cincinnati Transaction Agreement”), pursuant to which the Cincinnati Seller sold the membership interests of a wholly owned indirect subsidiary that owned JACK Cincinnati to the Cincinnati Buyer (the “Cincinnati Property Purchase”) for $558.25 million in cash. Simultaneous with the closing of the Cincinnati Property Purchase, the Company entered into a triple-net lease agreement with respect to JACK Cincinnati with a subsidiary of Hard Rock International.

The foregoing descriptions of the JACK Cincinnati Equity Purchase Agreement and the JACK Cincinnati Transaction Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the JACK Cincinnati Equity Purchase Agreement and the JACK Cincinnati Transaction Agreement, copies of which are filed as Exhibits 2.1 and 2.2 hereto, respectively, and incorporated herein by reference.

As previously reported by the Company, on May 23, 2019, the Company, through the Operating Partnership and a wholly owned subsidiary, acquired the real estate assets associated with Greektown from an affiliate of JACK Entertainment LLC for $700.0 million in cash and, simultaneous with the closing, entered into a triple-net lease agreement with respect to Greektown with a subsidiary of Penn National Gaming, Inc.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Equity Purchase Agreement dated as of April 5, 2019 by and among Jack Ohio Finance LLC and VICI Properties L.P.

2.2	Transaction Agreement dated as of April 5, 2019 by and among Jack Ohio Finance LLC, Jack Ohio LLC, HR Cincinnati, LLC, VICI Properties L.P. and Seminole HR Holdings, LLC

2.3

Transaction Agreement dated as of November 13, 2018 by and among Greektown Mothership LLC, Penn Tenant III, LLC and VICI Properties L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 14, 2018)

2.4

Real Estate Purchase Agreement dated as of November 13, 2018 by and between Greektown Mothership LLC and VICI Properties L.P. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on November 14, 2018)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: September 25, 2019	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary